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                                                                  EXHIBIT 10.27
                             TAX INDEMNITY AGREEMENT


      THIS TAX INDEMNITY AGREEMENT (the "Agreement") is made and entered into as of May __, 1998, by and among Bankers Insurance Group, Inc., a Florida corporation ("BIG"), Insurance Management Solutions Group, Inc., a Florida corporation ("IMSG") and Daniel J. and Sandra White (the "Whites").

      WHEREAS, the parties hereto have entered into that certain Agreement and Plan of Merger (the "Merger Agreement") dated May 12, 1998 among Geotrac, Inc., an Ohio corporation ("Geotrac"), the Whites, Bankers Hazard Determination Services, Inc., a Florida corporation ("Bankers"), IMSG and BIG.

      WHEREAS, pursuant to the Merger Agreement, Geotrac will merge (the "Merger") with and into Bankers with Bankers being the surviving company in the Merger.

      WHEREAS, pursuant to the Merger, the Whites will receive, in exchange for their Geotrac stock, 480,515 shares of IMSG Common Stock and a subordinated promissory note (the "Note") in the amount of $1,500,000.

      WHEREAS, pursuant to Section 2.01 of the Merger Agreement, the number of shares of IMSG Common Stock that the Whites are entitled to receive in the Merger may be increased upon the occurrence of certain specified events (such additional shares to be referred to as "Contingent Shares").

      WHEREAS, pursuant to Section 2.05 of the Merger Agreement, and the Option and Exchange Agreement described therein, the Whites will be granted certain put and exchange rights with respect to the IMSG Common Stock that they receive in the Merger (collectively, the "Rights").

      WHEREAS, the Merger is intended to qualify as a reorganization described in Sections 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the "Code").

      WHEREAS, pursuant to Section 5.02(m)(3) of the Merger Agreement, IMSG and BIG are required to enter into this Tax Indemnity Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Tax Indemnity. BIG and IMSG jointly and severally covenant and agree to indemnify, defend and hold the Whites harmless from and against any and all costs, expenses, losses or liabilities ("Damages") including, without limitation, reasonable attorneys' fees, incurred or suffered by the Whites resulting from, attributable to or arising under any of the following:


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            (a) any federal, state or local income tax liabilities (including penalties, interest and additions to tax) assessed against, or owed or payable by, the Whites resulting from an assertion by the Internal Revenue Service that the Merger does not qualify as a tax-free reorganization within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code or otherwise with respect to the exchange by the Whites of their Geotrac stock for IMSG Common Stock, the Note and the Rights (other than any income tax liabilities attributable to their receipt of actual interest payments under the Note and, except as provided in clause (d) below, their receipt of the Note or principal payments on the Note);

            (b) in the event that the Whites receive any Contingent Shares, any federal, state or local income tax liabilities (including penalties, interest and additions to tax) of the Whites attributable to the portion of such Contingent Shares that is properly characterized as interest income under the Code;

            (c) any federal, state or local income tax liabilities (including penalties, interest and additions to tax) of the Whites attributable to their receipt of the Rights; and

            (d) if the White's receipt of the Notes is taxable as a dividend rather than capital gain, any incremental federal, state or local income tax liabilities (including penalties, interest and additions to tax) of the Whites attributable thereto (i.e., any excess tax liabilities resulting from the characterization of the White's receipt of the Notes as dividend versus capital gain income);

            (e) any federal, state or local income tax liabilities of the Whites attributable to their receipt of any payment pursuant to this Agreement, it being the intent of the parties that the Whites receive an after tax amount equal to any federal, state or local income tax liabilities (including penalties, interest and additions to tax) of theirs described in clauses (a)-(d) above.

      The amount of any Damages incurred or suffered by the Whites shall be determined by the certified public accountant retained by them to prepare their tax returns. Payment of any amount owed to the Whites hereunder shall be made within fifteen (15) days of the receipt by BIG and IMSG of a letter from such certified public accountant certifying the amount of the Damages incurred or suffered by the Whites, as long as BIG and IMSG have not delivered written notice of a disagreement ("Dispute Notice" with the amount of such Damages to the Whites within ten (10) days of the written notice of the certified public accountant to BIG and IMSG. IMSG and BIG agree to act in good faith in connection with their determination and delivery of any dispute notice. Upon receipt of a Dispute Notice the Whites and BIG and IMSG shall select another independent certified public accountant (the "Joint Accountant") within 5 business days to deliver a report as to the Damages, whose report shall be binding on the parties


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hereto. In the event the parties are unable to agree on an independent certified public accountant, BIG and IMSG shall select their own certified public accountant within 10 days of such Dispute Notice who shall deliver its report as to Damages within 30 days of the Dispute Notice. In the event that the certified public accountant selected by BIG and IMSG does not agree with the Damages certified by the Whites certified public accountant, the accountants shall select a third independent certified public accountant (the "Third Accountant") within 40 days of the Dispute Notice, who will deliver its report as to the amount of the Damages within 30 days of its engagement and whose determination shall be final and binding on the parties hereto. Each party shall pay the costs of their own appraiser and shall split the costs of the Third Accountant. BIG and IMSG shall be responsible for the fees and expenses of the Joint Accountant.

      2. Tax Returns. The Whites shall file their 1998 federal, state and local income tax returns consistent with the position that the Merger qualifies as a reorganization described in Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

      3. Settlement of Tax Claim. In case any claim, demand or deficiency is commenced or notice is given by the Internal Revenue Service against the Whites with respect to which payment may properly be sought against BIG and IMSG pursuant to this Agreement, the Whites shall promptly notify BIG and IMSG of such fact in writing. The Whites shall conduct the defense of any such claim, action or proceeding at BIG's and IMSG's expense with counsel reasonably acceptable to BIG and IMSG; provided, however, that the Whites shall not settle any such claim, action or proceeding without the prior written consent of BIG and IMSG, which consent shall not be unreasonably withheld; and provided, further that BIG and IMSG shall have the right to participate in such defense at their own expense.

      4. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute the same document.

      6. Ohio Law to Govern. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.


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      IN WITNESS WHEREOF, the parties hereto have executed this Tax Indemnity
Agreement as of May __, 1998.

                                         BANKERS INSURANCE GROUP, INC.


                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------


                                         INSURANCE MANAGEMENT SOLUTIONS
                                         GROUP, INC.


                                         By:
                                            ------------------------------------
                                         Its:
                                             -----------------------------------


                                         ---------------------------------------
                                         Daniel J. White


                                         ---------------------------------------
                                         Sandra White


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